Exhibit 10.2

SIXTH AMENDED AND RESTATED

SENIOR PROMISSORY NOTE

$33,742,013.70	September 18, 2019

THIS SIXTH AMENDED AND RESTATED SENIOR PROMISSORY NOTE (“Note”) is entered into and made effective as of September 18, 2019 (“Effective Date”), by and between CALAVO GROWERS, INC., a California corporation (“Lender”), located at 1141-A Cummings Road, Santa Paula, CA 93060, and FRESHREALM, LLC, a Delaware limited liability company (“Borrower”), located at 34 N Palm St Suite 100, Ventura, CA 93001.

RECITALS

WHEREAS, on August 10, 2018, Borrower and Lender previously entered into that certain Senior Promissory Note, as amended (collectively, the “Original Note”) wherein Lender initially loaned to Borrower a total of Twelve Million Dollars ($12,000,000), and in connection with such loan, Lender received a first-priority security interest in all of the assets and collateral of Borrower pursuant to a Security Agreement by and between Lender and Borrower, dated August 10, 2018 (“Original Security Agreement”).  Such Original Note has subsequently been amended five (5) times, and under the most recent amendment, dated as of September 11, 2019, Lender loaned to Borrower an additional Five Hundred Thousand Dollars ($500,000) (the “Third Tranche”), which increased the total principal due under the Original Note to Twelve Million Five Hundred Thousand Dollars ($12,500,000);

WHEREAS, subsequent to the Original Note and prior to the Effective Date, pursuant to a series of separate promissory notes (“Unsecured Notes”), the individual principal amounts and dates of which are listed on the attached Exhibit A, Borrower borrowed from Lender the total principal sum of Eighteen Million One Hundred Thousand Dollars ($18,100,000) (the “Unsecured Debt”);

WHEREAS, collectively, the principal sum of the Original Note and the Unsecured Debt, plus total accrued interest thereon, as of the Effective Date, is in the total amount of Thirty-Two Million Six Hundred Forty-Two Thousand Thirteen Dollars and Seventy Cents ($32,642,013.70) (the “Outstanding Loan Amount”), and Borrower has requested from Lender an additional loan of One Million One Hundred Thousand Dollars ($1,100,000) (the “Additional Loan Amount”);

WHEREAS, in addition to the Outstanding Loan Amount, Lender desires to loan Borrower the Additional Loan Amount only if Lender is granted a security interest in all of the assets of Borrower in connection with the Unsecured Debt and the Additional Loan Amount; and

WHEREAS, pursuant hereto, Borrower and Lender desire to amend and restate the Original Note collectively with its subsequent Five (5) amendments, to: (i) include and maintain the principal, interest and security loaned and provided in connection with the Original Note; (ii) evidence the prior Unsecured Debt and incorporate herein into one secured loan; and (iii) provide for the borrowing and loan of funds for the Additional Loan Amount under this Note in accordance with the terms and conditions hereof.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

FOR VALUE RECEIVED, Borrower hereby unconditionally promises to pay to the order of Lender, the principal sum of Thirty-Three Million Seven Hundred Forty-Two Thousand Thirteen Dollars and

Seventy Cents ($33,742,013.70) (“Loan Amount”) together with interest thereon as specified below, upon the terms and conditions set forth in this Note.

1.         FUNDING AND LOAN AMOUNT.

Lender shall fund to Borrower the Additional Loan Amount of One Million One Hundred Thousand Dollars ($1,100,000) upon Lender’s receipt of this fully executed Note and the accompanying Restated and Amended Security Agreement (“Security Agreement”), a copy of which is attached hereto as Exhibit B.  The Additional Loan Amount shall be used by Borrower for its working capital requirements.  Without the prior written consent of Lender, no other amounts or sums shall be advanced to Borrower by Lender under this Note other than the Additional Loan Amount.  This Note does not extinguish the outstanding indebtedness evidenced by Original Note or the Unsecured Debt and is not intended to be a substitution or novation of the original indebtedness or instruments evidencing the Original Note, which shall continue in full force and effect, except as specifically amended and restated hereby.  Additionally, this Note does not extinguish or modify Lender’s security interest in the assets of Borrower pursuant to the Original Note and Original Security Agreement.  Notwithstanding the foregoing, the terms and conditions of the Unsecured Notes related to the Unsecured Debt shall be cancelled and replaced in their entirety by the terms and conditions of this Note, and after the Effective Date, Lender shall promptly deliver such cancelled Unsecured Notes to Borrower.  As of the Effective Date, Borrower’s indebtedness as evidenced by this Note is the Loan Amount of Thirty-Three Million Seven Hundred Forty-Two Thousand Thirteen Dollars and Seventy Cents ($33,742,013.70), together with interest thereon as hereinafter provided.  Borrower and Lender agree that the principal indebtedness of the Original Note is hereby amended, restated and replaced in its entirety with respect to the principal indebtedness evidenced by this Note with the Loan Amount.

2.         PRIORITY, SECURITY, AND ADDITIONAL LOANS.

(a)        Borrower confirms and agrees that it has previously granted a security interest to Lender in all of Borrower’s assets, and any payments and obligations under this Note are secured by all of the assets of Borrower on a first-priority basis as further described in the Security Agreement between Lender and Borrower of even date herewith, and as evidenced by a UCC-1 filed with the applicable governmental authorities.

(b)        Without the prior consent of Lender, and so long as there is no event of Default, as defined below, hereunder or under the Security Agreement or other documents signed by Borrower in connection with this Note, Borrower shall be permitted to take on additional reasonable unsecured debt on a basis that is subordinated to this Note that is not in excess of the sum of One Hundred Thousand Dollars ($100,000)(“Unsecured Debt Limit”) in the aggregate on an annual basis (otherwise, the prior written approval of Lender shall be required), issue additional investor and/or employee equity, manage its supply chain and customer cash flows in accordance with prudent standards, and otherwise operate its business in accordance with its limited liability company operating agreement, so long as such actions are reasonably expected to be serviced by Borrower’s business operations and individually or in the aggregate are not reasonably expected to interfere with Borrower’s ability to perform its obligations hereunder.  The actions of Borrower permitted pursuant to this paragraph must be approved in advance by Borrower’s board of directors.

(c)        In the event Lender loans any additional amounts (“Additional Amounts”) to Borrower in the future, which shall be in Lender’s sole and absolute discretion, the terms and conditions of such loan or indebtedness shall be the same, substantially similar to, or more favorable to Lender than, the applicable terms and conditions of this Note, and for all such new or additional indebtedness, Lender shall be granted a security interest in the assets of Borrower pursuant to the Security Agreement.

(d)        In addition to being a creditor of Borrower, Lender is also currently a limited liability company member and has an equity ownership interest in Borrower.  As of the date hereof, the parties are contemplating, in Lender’s sole and absolute discretion, that Lender make an additional capital investment in Borrower  (the “Capital Investment”) for a to-be-determined amount along with other existing limited liability company members (“Members”) in Borrower wherein Borrower will attempt to raise up to Seven Million Dollars ($7,000,000) from the Members, collectively, referred to herein as the “Capital Call Round”.  In the event Lender decides to make such Capital Investment in its discretion, the (i) Third Tranche amount of Five Hundred Thousand Dollars ($500,000); (ii) the Additional Loan Amount hereunder; (iii) or any other Additional Amounts loaned by Lender to Borrower in its discretion subsequent to the Effective Date; or (iv) any portion of any of the aforementioned three items (collectively, the “Eligible Funds”), at the option of Lender, may be applied and credited towards the total Capital Investment to be made by Lender, if any, in or to Borrower pursuant to the Capital Call Round.  Some or all of such Eligible Funds, in the sole and absolute discretion of Lender, may be converted into additional equity ownership in Borrower and limited liability company Units (as defined in Borrower’s Limited Liability Company Agreement) based on the determined price per Unit pursuant to the Capital Call Round, in which case, the principal amount due under the Loan Amount, if applicable, shall be reduced proportionately as a result of such conversion of debt into equity; however, regardless of whether or not the Eligible Funds are converted into equity Units of Borrower or remain as debt, Lender, in its sole and absolute discretion, may apply and credit the Eligible Funds already loaned to Borrower towards any amounts to be provided by Lender to Borrower pursuant to the Capital Call Round.  For example purposes only and for clarification and avoidance of doubt, in the event Lender intended to make a Capital Investment in Borrower of Nine Hundred Thousand Dollars ($900,000) pursuant to the Capital Call Round, and Lender decided to apply and credit the Third Tranche amount to such Capital Investment, but the amount of the Third Tranche was to remain as debt pursuant to this Note and the Loan Amount, Lender would then only provide additional funds to Borrower of Four Hundred Thousand Dollars ($400,000) for the remaining portion under the Capital Investment, and under such example, Lender would receive Member Units representing equity interests in Borrower for only the Four Hundred Dollars ($400,000) and not the total Capital Investment amount of Nine Hundred Thousand Dollars ($900,000).  In the event some or all of the Eligible Funds remain as a loan from Lender to Borrower, whether or not Lender decides to apply and credit such Eligible Funds to the Capital Investment under the Capital Call Round, Borrower shall continue to be obligated to Lender under the terms and conditions of this Note or under any other applicable debt instrument or evidence of indebtedness.  For purposes of clarification and avoidance of doubt, under no circumstances shall Lender be obligated or required to make a Capital Investment or any other type of investment or commitment of funds to Borrower under the proposed Capital Call Round, and any such Capital Investment, other type of investment or commitment of funds by Lender to Borrower in connection with such proposed Capital Call Round or otherwise, shall be in Lender’s sole and absolute discretion.

(e)        Any default under any other loan undertaken by Borrower shall constitute a Default under this Note and allow Lender to take all actions and remedies permitted under this Note and under law and equity for such Default under this Note, including, without limitation, acceleration of the amount due hereunder.

(f)        For purposes of clarification, as described in the Original Note under the Section entitled “Priority, Security, and Additional Loans”, as a result of and pursuant to the terms hereof, Borrower shall no longer be permitted to incur additional indebtedness up to an aggregate of Two Million ($2,000,000) of additional debt that is senior to the Original Note; rather, with respect to Borrower incurring additional debt, Borrower shall be subject to the terms hereof and the Unsecured Debt Limit.

3.         INTEREST.

Interest shall accrue on the principal balance of this Note beginning from the date of this Note first stated above until this Note is fully paid at the rate of ten percent (10%) per annum.  Accrued, but unpaid interest, shall be due and payable on the Maturity Date (defined below).  In the event of any failure to pay any installment of principal or interest under this Note when due, or after the occurrence of any other Default, as defined below, until this Note is paid in accordance with its terms, interest shall continue to accrue on the principal balance of this Note.

4.         PAYMENT OF PRINCIPAL; MATURITY DATE

(a)        Except as otherwise provided in Section 4(b) below, the entire principal balance of this Note, including all interest thereon, shall be due and payable and paid in full on October 31, 2019 (the “Maturity Date”) and no payments shall be due hereunder until the Maturity Date; provided, however, that at its sole and absolute discretion, Lender may elect in writing to extend the Maturity Date until a date specified in writing by Lender, but no later than November 1, 2020, with interest continuing to accrue at the rate described herein.

(b)        As discussed herein, Borrower is contemplating pursuing a Capital Call Round where in addition to Lender making a potential Capital Investment in Borrower, whether as debt or equity, the other Members of Borrower may make a capital contribution to Borrower on the terms of the Capital Call Round in the sole discretion of the individual Members.  The following Members in Borrower own a majority of the equity interests and Member Units in Borrower: Lender, Lee Cole, Ken Catchot, and Stephen Hollister (collectively, the “Majority Equity Holders”), and may also participate in such Capital Call Round in their respective and individual discretion.  In the event the Borrower offers the Capital Call Round to the Members on terms to be determined in the future, the Majority Equity Holders, if they decide to do so in their sole and absolute discretion, will make their own individual capital contributions by October 23, 2019, and the remaining Members, if they decided to do so in their discretion, will make their own individual capital contributions by December 15, 2019.  In the event all of the Majority Equity Holders make a capital contribution under the Capital Call Round in an amount equal to or greater than their respective limited liability company equity ownership percentages in Borrower with respect to the total amount of the Capital Call Round (such ownership percentages to be determined as of the date such Majority Equity Holders make their capital contributions), then the Maturity Date defined hereunder shall be extended to and become November 1, 2020.

5.         PREPAYMENT.

Borrower may prepay this Note in full or in part, without premium or penalty, upon not less than ten (10) days’ prior written notice to Lender.  All payments received hereunder shall be applied first to any accrued but unpaid interest and the remainder to the unpaid principal balance.  No prepayment permitted hereunder shall affect the obligation of Borrower to pay any amounts still owing as provided hereunder.

6.         APPLICATION OF PAYMENTS.

All payments hereunder shall be first applied to accrued but unpaid interest hereunder, and the remainder, if any, shall be applied to the principal balance of this Note.

7.         DEFAULT.

(a)        Each of the following shall constitute an event of default (referred to herein as an “Event of Default” or “Default”) under this Note by Borrower:

(i)         Failure to make any payment of principal or interest when due under this Note or any breach by Borrower of any other covenant contained in this Note, which failure is not cured within five (5) business days after written notice thereof from Lender to Borrower;

(ii)       Any breach by Borrower of any of the terms or provisions of this Note or the Security Agreement or any breach by Borrower of any of the representations, warranties or covenants contained in this Note or the Security Agreement;

(iii)      Any default under the Security Agreement executed by Borrower in connection with this Note and any default under any additional promissory note, security agreement, or other loan agreement executed by Borrower in favor of Lender;

(iv)       Any default under any other loan or note made by Borrower to any third party;

(v)        The bankruptcy of Borrower or the filing of any bankruptcy petition by Borrower or the insolvency of Borrower or the making by Borrower of an assignment for the benefit of creditors or the admission by Borrower in writing of its inability to pay its debts generally as they become due, or the taking of action by Borrower in furtherance of any such action, provided, however, that in the case of an involuntary bankruptcy petition filed against Borrower, the same is not dismissed within thirty (30) calendar days; or the appointment of a receiver, custodian or trustee with respect to all or any part of Borrower's property or assets, where possession is not restored to Borrower within thirty (30) calendar days;

(vi)       Borrower commences any proceeding for the reorganization, arrangement or readjustment of its debts in any jurisdiction; and

(vii)     Commencement of the dissolution or liquidation of Borrower.

(b)        The principal balance of this Note and all interest thereon shall become automatically due and payable without notice or demand if a petition is filed by or against Borrower under the United States Bankruptcy Code or the bankruptcy code of any state.

8.         REMEDIES UPON DEFAULT

Upon the occurrence of any Default or Event of Default, without limitation and in addition to any other rights or remedies available to Lender under applicable law, this Note or otherwise: (i) the entire principal balance and all accrued interest shall, at the option of Lender, become due and payable upon demand; (ii) Borrower shall also pay all reasonable costs of collection incurred by Lender and/or any other reasonable costs incurred by Lender in connection with the enforcement of this Note, including, without limitation, reasonable attorneys' fees, whether or not suit is filed or legal proceedings are commenced; and (iii) Lender shall also be entitled to exercise its right and remedies under the Security Agreement upon the occurrence of any Default or Event of Default.  Failure by Lender to enforce any remedy granted to it hereunder shall not excuse any Default under this Note.

9.         ADDITIONAL COVENANTS.

(a)        Without Lender’s prior written consent, Borrower shall not, and shall not permit any wholly-owned subsidiary of Borrower, to incur after the Effective Date any indebtedness or other obligation or grant any lien or security interest on any of its property, except, in each case, as specifically permitted under the terms of this Note and the following (each a “Permitted Item”):

(i) liens granted to Lender pursuant to the Original Security Agreement or to be granted pursuant to the Security Agreement referenced herein;

(ii) the Wells Fargo Liens (as defined below;

(iii) unsecured corporate credit cards issued to Borrower’s employees for travel, entertainment and corporate purchases, and in the aggregate, the credit balances of such cards not to exceed Twenty-Five Thousand Dollars ($25,000);

(iv) the letter of credit (“Letter of Credit”) in the approximate amount of Three Hundred Thirty Nine Thousand Dollars ($339,000) in lieu of a real estate deposit currently issued to the landlord of Borrower’s New Jersey plant secured by a restricted money market fund at Chase Bank, but such Letter of Credit shall not exceed the total amount of Three Hundred Fifty Thousand Dollars ($350,000) without the prior written consent of Lender; and

(v) unsecured debt associated with the financing of insurance premiums not to exceed in the aggregate One Hundred Twenty Thousand Dollars ($120,000); however, such debt financing shall not become secured debt in the assets of Borrower without the consent of Lender.

(b)        In addition, Borrower shall not, without Lender’s prior written consent, pay any dividend or other amount (excluding any mandatory payments related to tax obligations required under the limited liability company operating agreement of Borrower, if applicable) on account of any equity interest of Borrower, including any dividend or distribution in respect thereof or any payment in purchase, redemption, retirement or other acquisition thereof.

(c)        Borrower additionally agrees that it shall not enter into any merger or sale of substantially all of its assets or equity interests in any case in which the consideration for such transaction does not provide immediate cash proceeds that are sufficient to pay off the remaining principal and accrued interest on this Note without Lender’s prior written consent, which consent may be withheld in the sole and absolute discretion of Lender and which consent shall be in addition to and separate from Lender’s vote as a member of Borrower’s board of directors.  Borrower shall, upon the closing of any such transaction, immediately pay to Lender all of the remaining principal and interest (and all costs of collection) then due and owing, and such payment shall be a condition of the closing of the transaction.

(d)        Borrower shall use the proceeds of this Note for the operation of its business in accordance with its limited liability company operating agreement.

(e)        Borrower acknowledges and agrees that Lender was specifically asked by Borrower to make the loan and amounts due under this Note, and with respect to this Note and the repayment thereof, Borrower, for itself and its successors and assigns, and each endorser, co-obligor, surety and guarantor thereof, waives any claim, cause of action, liability, loss or damages (including but not limited to, any claims for breach of any fiduciary duties, rescission or setoff) the Borrower may claim or have against Lender in connection with Lender’s enforcement for repayment of the Note by the Borrower, including, but not limited to, any claims resulting from the Lender’s position as a limited liability company member in Borrower.  Lender’s right for repayment of the Note by Borrower, and all remedies related thereto, are absolute and unconditional.

10.       BORROWER’S REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to Lender as follows, which representations and warranties shall survive the execution and delivery of this Note:

(i)         Borrower is a limited liability company duly formed and validly existing under the laws of the State of Delaware and qualified to do business in the State of California, and Borrower has the requisite power to own its properties and assets and to enter into and perform its obligations under this Note;

(ii)       This Note has been duly authorized by all necessary action on the part of Borrower;

(iii)      This Note constitutes the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms;

(iv)       The execution and delivery by Borrower of this Note, the consummation of the transactions contemplated hereby, and the performance of the terms and conditions hereof by Borrower, do not conflict with, result in a breach of or constitute a default under, any of the terms, conditions or provisions of (i) the organizational documents of Borrower; (ii) any order, writ, judgment or decree by which Borrower is bound or to which it is a party; (iii) any law, rule, regulation or restriction of any governmental authority or agency applicable to Borrower; or (iv) any contract, commitment, indenture, instrument or other agreement by which Borrower is bound or to which Borrower is a party;

(v)        No consent or authorization of, filing with or other act by or in respect of any governmental authority, bureau or agency is required to be obtained or made by Borrower in connection with the execution, delivery and performance of this Note;

(vi)       Borrower has not granted a security interest in any of its assets or Collateral (as defined in the Security) to any person or entity other than Lender,  and Wells Fargo Vendor Financial Services, LLC (UCC Financing Statement Nos. 20172560644 and 20172560685) for the equipment lease of two floor scrubbers each with an approximate value of Twenty-Eight Thousand Dollars ($28,000) to Thirty Three Thousand Dollars ($33,000) (collectively referred to herein as the “Wells Fargo Liens”).

11.       RELEASE OF ANY KNOWN OR UNKNOWN CLAIMS

In consideration for Lender providing the Loan Amount to Borrower, Borrower hereby releases Lender and its employees, officers, directors, shareholders, managers, partners, members, attorneys, accountants, agents, representatives, trustees, successors, assigns, and affiliated persons or entities from any and all claims or legal actions Borrower has or may have against Lender of any type up to and including the Effective Date, whether known or unknown, suspected or unsuspected.  As a result of this release intended to cover any and all claims whether known or unknown, Borrower waives all rights under California Civil Code § 1542 which provides:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

12.       COST OF LITIGATION

In addition to and aside from any remedies in an Event of Default described under Section 8, if any legal proceeding is brought arising out of or in connection with this Note or as to the meaning, effect, performance, enforcement or any other issue in connection with this Note, the successful or prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in such proceeding(s), in addition to any other relief to which it may be entitled.

13.       UNCONDITIONAL OBLIGATION.

All payments under this Note shall be made without setoff, counterclaim or deduction of any kind.  Any amount owing by Borrower to Lender shall not be reduced in any way by any outstanding obligations of Lender to Borrower, whether such obligations are monetary or otherwise.  Borrower shall, upon any request by Lender, cooperate fully in the preparation, execution, acknowledgment, delivery and recording of any agreements, instruments, memoranda or documents reflecting or in furtherance of any of the transactions contemplated by this Note or the Security Agreement.  All amounts due under this Note shall be payable to Lender, in lawful money of the United States of America, in currently available funds at the address for Lender set forth above (or to such other person or at such other place as Lender may from time to time designate in writing), without notice, demand, offset, deduction or setoff.  In no event shall any such amounts be reduced by any other provision of this Note or otherwise for sums payable by Lender to Borrower or to any affiliate of Borrower.

14.       TIMING.

Time is of the essence in the payment of this Note.

15.       GOVERNING LAW.

This Note shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California considered to be made and performed wholly within the State of California.

16.       NOTICES.

All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when:  (a) personally delivered; (b) seven (7) days after having been mailed by United States certified mail, postage prepaid, return receipt requested; (c) two (2) days following delivery by an overnight courier service properly addressed to the receiving party and confirmed as having been delivered by such overnight courier service; or (d) upon acknowledgment of facsimile transmission immediately following correct dispatch.  All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, addressed to it at the address specified on the first page of this Note, or if to Lender, addressed to the address of Lender specified on the first page of this Note; or, in each case, at such other address as may hereafter be designated by the applicable party in a notice to the other party complying with this Section.

17.       BINDING EFFECT; NO ASSIGNMENT

This Note shall be binding upon Borrower and its successors, assigns and legal representatives, and shall inure to the benefit of Lender and its heirs, legal representatives, successors, endorsees and assigns.  Borrower may not assign this Note, or assign or delegate any of its rights or obligations, without Lender’s prior written consent in each instance.  Lender in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or any part of this Note, all without notice to or the consent of Borrower.

18.       AMENDMENT; SEVERABILITY; REPRODUCTION OF NOTE.

Any amendment of this Note must be in writing and signed by the party against whom enforcement is sought.  Unenforceability of any provision hereof shall not affect the enforceability of any other provision, and any provision determined by a court of competent jurisdiction to be invalid or unenforceable shall be limited to the extent required to make it valid and enforceable, or, if required, severed from this Note, and all other provisions shall remain in full force and effect.  A photographic or other reproduction of this Note may be made by Lender, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

19.       NO WAIVER BY LENDER.

No waiver by Lender of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by Lender.  No acceptance by Lender of one or more late or partial payments hereunder from Borrower, nor any failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Note by Lender shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege of Lender.  A waiver on any one occasion by Lender shall not be construed as a waiver of any right or remedy on any future occasion.

20.       WAIVERS BY BORROWER.

Borrower hereby waives presentment, dishonor, notice of dishonor and protest, and consent to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and any other documents related hereto and to the release of or failure by Lender to exercise any rights against any party liable for or any property securing payment thereof.

21.       FACSIMILES; COUNTERPARTS

This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The reproduction of signatures to this Note by means of a facsimile or e-mail scanning device shall be treated as though such reproductions are executed originals.

22.       INJUNCTIVE RELIEF

Borrower acknowledges that a breach by Borrower of any of the provisions of this Note will cause Lender great and irreparable harm and that Lender shall be entitled to injunctive and other equitable relief to prevent a breach or threatened breach of any such provision, in addition to any other remedies Lender may have, and that the provisions of this Note shall be specifically enforceable against Borrower in accordance with their terms.

23.       FURTHER ASSURANCES

Borrower, at its sole cost and expense, will execute and deliver such further documents or instruments, and provide such additional or updated information as, in each case, Lender may reasonably require to obtain the full benefits of this Note, including, without limitation, all remedies described herein.

24.       EXCESSIVE CHARGES

Interest may not accrue under this Note in excess of the maximum interest rate allowed by applicable law.  If Lender receives interest payments at an interest rate in excess of the maximum interest rate allowed by applicable law, then the excess amount will be treated as being received on account of, and will automatically reduce, the principal amount then-outstanding under this Note, and if such excess amount exceeds the principal amount then-outstanding under this Note, then Lender will refund to Borrower the amount by which such excess exceeds the principal amount then-outstanding under this Note.

25.       JURY TRIAL; JURISDICTION.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS NOTE OR ANY OTHER RELATED DOCUMENT. FOR BORROWER AND ITS PROPERTY, BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN VENTURA COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA (AND ANY APPELLATE COURT FROM SUCH COURTS) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. BORROWER HEREBY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

(Please Proceed to Next Page for Signatures)

IN WITNESS WHEREOF, Borrower and Lender have caused this Sixth Amended and Restated Senior Promissory Note to be executed as of the date first written above.

BORROWER:

FRESHREALM, LLC

By:	/s/ Michael Lippold
Name:	Michael Lippold
Title:	Chief Executive Officer

LENDER:

CALAVO GROWERS, INC.

By:	/s/Lecil Cole
Name:	Lecil Cole
Title:	Chief Executive Officer

 (Signature Page to Sixth Amended and Restated Senior Promissory Note)

EXHIBIT A

UNSECURED NOTES

Immediately prior to the Effective Date, the following is a list of the Unsecured Debt and corresponding Unsecured Notes by and between Borrower and Lender wherein Lender did not have a security interest in favor of Lender in the assets and collateral of Borrower with respect to the principal amounts and interest accrued thereon for such Unsecured Debt

1.  Promissory Note dated February 2019, in the amount of $7,500,000.

2.  Promissory Note dated March 4 2019, in the amount of $1,500,000.

3.  Promissory Note dated March 22 2019, in the amount of $1,700,000.

4.  Promissory Note dated April 29, 2019, in the amount of $1,000,000.

5.  Promissory Note dated May 17,2019, in the amount of $1,250,000.

6.  Promissory Note dated May 31, 2019, in the amount of $900,000.

7.  Promissory Note dated June 11, 2019, in the amount of $1,000,000.

8.  Promissory Note dated June 28, 2019, in the amount of $850,000.

9.  Promissory Note dated July 17, 2019, in the amount of $700,000.

10.  Promissory Note dated July 31, 2019, in the amount of $700,000.

11.  Promissory Note dated August 14, 2019, in the amount of $500,000.

12.  Promissory Note dated August 29, 2019, in the amount of $500,000.

TOTAL PRINCIPAL: $18,100,000 (*not including interest accrued thereon).

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EXHIBIT B

RESTATED AND AMENDED SECURITY AGREEMENT

BY AND BETWEEN CALAVO GROWERS, INC. AND FRESHREALM, LLC

DATED SEPTEMBER 18, 2019

(Please See Attached Document)

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